Contract of Purchases and Sales of Products

Party A: Tianjin Daxing Import & Export Trade Co., Ltd.
Party B: Liaoning Joway Technology Engineering Co., Ltd.
On the principle of cooperation and win-win results on the basis of fairness, honesty, trust, equal cooperation and mutual benefit，Party A and Party B reach the following consensus through full consultations with respect to Party B’s authorization to Party A as procurement agent of control valves (multiport valves) in accordance with the Contract Law of the People's Republic of China and its related laws.

1. Product

No.	Product Name	Specification	Unit	Unit Price ( Tax Included)	Quantity	Amount (Yuan)
1	Manually Operated Valve	F56E1-1	set

2	Water Distributor	General	set

3	Central Tube	Φ27mm	piece

4	Water Cylinder	Φ365mm	piece

6	Reducing Valve	4kg	piece

Total Amount

2. Mode
Party B entrusts Party A with commodity purchases. Due to price changing with the market, the current settlement price including VAT and freight is determined via bilateral negotiation.

3.     After-Sales Quality and Service
The shelf life of the products supplied by Party A to Party B is 1 year (which can be extended to 18 months depending on the date code in valve body).  Party A shall change for new products or provide maintenance accessories free of charge（returning products through logistics ,excluding express delivery) in case there is any defect or quality problem resulting from products manufacturing in the warranty period. Party A shall provide free maintenance on the products beyond the warranty period or product defects caused by improper use of party B (the third party), but spare parts and in-transit freight shall be settled separately. Business involving returning goods shall be confirmed via faxes with reasons indicated; otherwise it shall not be done.

4. Arbitration
Any disputes arising from the performance of the contract between both parties that cannot be settled via negotiation on the principle of amicable consultations shall be submitted to the arbitration authority in Tianjin.

5. This contract is executed in duplicate, one for each, and shall enter into force after being signed and sealed by both parties. This contract shall take effect as of October 1, 2008 and shall expire on September 30, 2009.

Party A: Tianjin Daxing Import & Export Trade Co., Ltd.
/Stamp/ Tianjin Daxing Import & Export Trade Co., Ltd.
Attorney:

Address: No.8 Huatiandao Road，Tianjin

Party B: Liaoning Joway Technology Engineering Co., Ltd.
/Stamp/ Liaoning Joway Technology Engineering Co., Ltd.
Attorney:
Address: Clothing Park, Shaling Town, Yuhong District, Shenyang